UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported) April 27, 2004


                               LECROY CORPORATION
             (Exact name of registrant as specified in its charter)





           DELAWARE                    0-26634             13-2507777
(State or other jurisdiction         (Commission        (I.R.S. Employer
of incorporation or organization)    File Number)      Identification No.)

          700 CHESTNUT RIDGE ROAD
          CHESTNUT RIDGE, NEW YORK                             10977
  (Address of principal executive offices)                  (Zip Code)

                                 (845) 425-2000
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS

LeCroy Corporation Underwriters Exercise Over-Allotment Option

   On April 14, 2004, the Company closed an underwritten public follow-on offering of 1,500,000 shares of its common stock at $19.00 per share (less the underwriting discount), adding approximately $8.0 million, net of $1.1 million in costs and expenses, in cash to its balance sheet. Of these shares, 500,000 were newly issued by the Company and 1,000,000 were offered by ValueAct Capital Partners, L.P. and its affiliates. The Company granted the underwriters an option to purchase up to an additional 15 percent of the shares of common stock included in the offering to cover over-allotments, if any, within 30 days. The underwriters exercised this over-allotment option to purchase an additional 15 percent of the shares of common stock included in the Company's offering, and, on April 27, 2004, the Company sold an additional 225,000 shares at $19.00 per share (less the underwriting discount), adding approximately an additional $4.1 million, net in cash to its balance sheet.



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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 LECROY CORPORATION


Date:  April 28, 2004            /s/ Scott D. Kantor
                                 -------------------
                                     Scott D. Kantor
                                     Vice President and Chief Financial Officer,
                                     Secretary and Treasurer